AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 2008
REGISTRATION STATEMENT NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GOLDCORP INC.
(Exact name of Registrant as specified in its charter)

ONTARIO, CANADA (Province or other jurisdiction of incorporation or organization)	NOT APPLICABLE (I.R.S. Employer Identification Number)
Suite 3400 – 666 Burrard Street
Vancouver, British Columbia
V6C 2X8
(604) 696-3000
(Address and telephone number of Registrant’s principal executive offices)
GOLDCORP INC. RESTRICTED SHARE PLAN
(Full title of the plan)
CT Corporation System, 111 Eighth Avenue,
New York, New York 10019
(800) 223-7567
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑ Accelerated filer ☐	Non-accelerated filer ☐ Smaller reporting company ☐

Copies to:

Jennifer Traub Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza 40 King Street West Toronto, Ontario Canada M5H 3C2 (416) 869-5300	Daniel Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street P.O. Box 10444, Pacific Centre Vancouver, British Columbia Canada V7Y 1K4 (604) 687-5151

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	per Security(2)	Price(2)	Registration Fee
Common Shares	3,690, 276	$42.40	$156,467,702.40	$6,149

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of Common Shares being registered hereby shall be adjusted to include any additional Common Shares that may become issuable as a result of stock splits, stock dividends, recapitalization or any other similar transactions effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares in accordance with the provisions of the plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of high and low prices of the Registrant’s Common Shares as reported on the New York Stock Exchange on May 20, 2008.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed in order to register additional shares under the Registrant’s Goldcorp Inc. Restricted Share Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed on June 22, 2005 (File No. 333-126040) are incorporated by reference into this Registration Statement.

EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1	Goldcorp Inc. Restricted Share Plan as amended on May 20, 2008.

5.1	Opinion of Cassels Brock & Blackwell LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accountants.

23.2	Consent of Cassels Brock & Blackwell LLP (contained in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on May 29, 2008.

GOLDCORP INC.
By:	/s/ Charles Jeannes
	Name:	Charles Jeannes
	Title:	Executive Vice President, Corporate Development

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints C. Kevin McArthur, with full powers of substitution and resubstitution, our true and lawful attorney-in-fact and agent, with full powers to him to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits hereto and other documents in connection therewith, with the Commission, granting unto said attorney with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as to he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Kevin McArthur C. Kevin McArthur	President, Chief Executive Officer and Director (principal executive officer)	May 29, 2008

/s/ Lindsay Hall Lindsay Hall	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 29, 2008

/s/ Ian W. Telfer Ian W. Telfer	Chairman and Director	May 29, 2008

/s/ Douglas M. Holtby Douglas M. Holtby	Director	May 29, 2008

/s/ John P. Bell John P. Bell	Director	May 29, 2008

/s/ Lawrence Bell Lawrence Bell	Director	May 29, 2008

/s/ Beverley Briscoe Beverley Briscoe	Director	May 29, 2008

/s/ Peter Dey Peter Dey	Director	May 29, 2008

/s/ P. Randy Reifel P. Randy Reifel	Director	May 29, 2008

/s/ A. Dan Rovig A. Dan Rovig	Director	May 29, 2008

/s/ Kenneth F. Williamson Kenneth F. Williamson	Director	May 29, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Goldcorp Inc. Restricted Share Plan as amended on May 20, 2008.

5.1	Opinion of Cassels Brock & Blackwell LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accountants.

23.2	Consent of Cassels Brock & Blackwell LLP (contained in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).